                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                QUICK RESPONSE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                  [LETTERHEAD]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of QuickResponse Services, Inc. (the "Company") to be held May 5, 1998, at 12:00 noon at the Company's headquarters, 1400 Marina Way South, Richmond, California 94804.

    At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect three directors of the Company to serve for a three-year term ending in the year 2001 or until their respective successors are duly elected and qualified, (ii) to approve an amendment to the Company's certificate of incorporation (the "Certificate") to change the Company's name from QuickResponse Services, Inc. to QRS Corporation, (iii) to approve a series of amendments to the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), including a 350,000-share increase to the number of shares of Common Stock authorized for issuance under the 1993 Plan and (iv) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

    The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved each of the proposals and recommends that you vote FOR each such proposal.

    After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

    A copy of the Company's 1997 Annual Report has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,
                                          Shawn M. O'Connor
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          OPERATING OFFICER,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Richmond, California
April   , 1998

                                    IMPORTANT
PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                          QUICKRESPONSE SERVICES, INC.
                             1400 MARINA WAY SOUTH
                           RICHMOND, CALIFORNIA 94804

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998

                             ---------------------

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of QuickResponse Services, Inc., a Delaware corporation (the "Company"), to be held on May 5, 1998, at 12:00 noon, local time, at the Company's headquarters, 1400 Marina Way South, Richmond, California 94804, for the following purposes:

1. To elect three directors to serve for a three-year term ending in the year 2001 or until their respective successors are duly elected and qualified. The nominees are Philip Schlein, John Dougall and John Simon.

2. To approve an amendment to the Company's certificate of incorporation (the "Certificate") to change the Company's name from QuickResponse Services, Inc. to QRS Corporation.

3. To approve a series of amendments to the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), including a 350,000-share increase to the number of shares of Common Stock authorized for issuance under the 1993 Plan.

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. Only stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares would be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting. We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          SHAWN M. O'CONNOR

                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          OPERATING OFFICER,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Richmond, California
April   , 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                          QUICKRESPONSE SERVICES, INC.
                             TO BE HELD MAY 5, 1998

                             ---------------------

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QuickResponse Services, Inc., a Delaware corporation (the "Company" or "QRS"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1998, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on March 13, 1998 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 12:00 noon at the Company's headquarters, 1400 Marina Way South, Richmond, California 94804.

    It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to stockholders on or about April 3, 1998.

                                 VOTING RIGHTS

    The close of business on March 13, 1998, was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had 8,546,441 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting. These shares were held by 68 stockholders of record and approximately 1,900 beneficial owners. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

    If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. An automated system administered by the Company's transfer agent tabulates stockholder votes.

    Pursuant to Delaware law, directors are elected by plurality vote. With regard to such election, votes may be cast in favor of, or withheld from, each nominee. Withheld votes will be excluded from the vote and will have no effect. Proposals 3 and 4 will each require the approval of the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes (i.e., where the broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) on either of these proposals will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in the tabulation of votes cast on these proposals and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    For purposes of approving Proposal 2, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of quorum. Because approval of Proposal 2 will require the affirmative vote of a majority of the Company's shares outstanding on the Record Date, both abstentions and broker non-votes will have the same effect as votes against the approval of the proposal.

                            REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

    THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY-SOLICITING MATERIAL.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of nine persons, classified as follows: Class II, which will hold office until the year 1999, consists of Peter R. Johnson, Tania Amochaev and Steven D. Brooks; Class III, which will hold office until the year 2000, consists of H. Lynn Hazlett, Garth Saloner and Garen K. Staglin; and Class I, which, if this Proposal No. One is approved, will hold office until the year 2001, consists of John P. Dougall, Philip Schlein and John S. Simon.

    At the Annual Meeting, three directors (constituting all the members of Class I of the Board of Directors) are to be elected to serve until the Company's 2001 annual meeting of stockholders, or until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the three nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are three nominees, all of whom are currently directors of the Company. Each of Messrs. Dougall and Schlein were elected to the Board of Directors by the stockholders at the last Annual Meeting. The Board of Directors elected Mr. Simon to the Board in December 1997. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The three candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than three nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

                       NOMINEES FOR TERM ENDING UPON THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

    Set forth below is information regarding the nominees to the Board of Directors to serve until the year 2001, or until their respective successors are duly elected and qualified.

                                                                     FIRST ELECTED
NAME                            POSITION(S) WITH THE COMPANY   AGE     DIRECTOR
-------------------------------------------------------------  ---   -------------
John P. Dougall................ Director                       54        1990

Philip Schlein (1)............. Director                       64        1996

John S. Simon.................. President and Director         40        1997*

------------------------

 *  Elected by the Board of Directors in December 1997

(1) Member of the Compensation Committee

    MR. DOUGALL has been a director of the Company since July 1990. Since December 1997, Mr. Dougall has been an private investor. From November 1996 to November 1997, Mr. Dougall served as Chairman and Chief Executive Officer for Aristocrat Leisure Limited, an Australian publicly listed company and a supplier to gambling and entertainment companies. From January 1992 to September 1996, Mr. Dougall served as Chief Executive Officer of AWA Limited, an electronics and telecommunications company. Mr. Dougall held various executive positions with the Company from July 1990 to January 1992, serving as President of the Company from February 1991 to June 1991 and as President and Chief Executive Officer from June 1991 to January 1992. From February 1988 to June 1990, Mr. Dougall was the Executive Director of Paxus Corporation, a software services and outsourcing firm.

    MR. SCHLEIN was named a director of the Company in February 1996. Mr. Schlein has been a general partner of BMS Partners L.P., a venture partner of U.S. Venture Partners, a venture capital firm, since April 1985. Mr. Schlein held various executive positions with R.H. Macy & Company, Inc. from September 1957 to December 1973 and was President and Chief Executive Officer of its Macy's California division from January 1974 to January 1985. Mr. Schlein currently serves as a director of Burnham Pacific Incorporated, a commercial real estate development and leasing company, Ross Stores, a clothing store chain, and Resound Corporation, a hearing devise manufacturing company. Additionally, Mr. Schlein served as a director of Apple Computer, Inc. from 1979 to 1987.

    MR. SIMON was named President and a director of the Company in December 1997. Mr. Simon has held various positions with the Company since 1988, including Executive Vice President from January 1994 to January 1998. From 1980 to 1988, Mr. Simon was employed by Carter Hawley Hale Stores, Inc., a retail company, most recently as Senior Program Manager of its Information Services Division, and prior to that held a number of merchandising, store management and information services positions.

                 CONTINUING DIRECTORS FOR TERM ENDING UPON THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    Set forth below is information regarding the continuing Directors that will serve until the year 1999 or until their respective successors are duly elected and qualified.

                                                                     FIRST ELECTED
NAME                            POSITION(S) WITH THE COMPANY   AGE     DIRECTOR
-------------------------------------------------------------  ---   -------------
Peter R. Johnson (2)(3)(4)..... Chairman of the Board of       49        1985
                               Directors and the Nomination
                                 Committee

Tania Amochaev (4)............. Former President and Chief     48        1992
                               Executive Officer, Director,
                                 Chairman of the Executive
                                 Committee

Steven D. Brooks (2)(3)(4)..... Director, Chairman of the      46        1994
                               Audit Committee

------------------------

(2) Member of the Audit Committee

(3) Member of the Nomination Committee

(4) Member of the Executive Committee

    MR. JOHNSON founded the Company in 1985 and has been Chairman of the Board since the Company's inception. Mr. Johnson served as President of the Company from October 1985 to September 1987, and as Chief Executive Officer of the Company from September 1987 to March 1991 and again from January 1992 to May 1993. Mr. Johnson has been President, Chief Executive Officer and Chairman of Peter R. Johnson & Associates since 1984 and President, Chief Executive Officer and Chairman of Galaxy Brands International since 1996. Before founding the Company, Mr. Johnson was a corporate general manager of the Myer Emporium Limited, a large retailer in Australia. Mr. Johnson served as the Chief Executive Officer of Uniquest Incorporated from December 1993 to December 1994. From 1995 to the present, Mr. Johnson has been a private investor in and a consultant to technology companies. Mr. Johnson is a director of Meridian Data, a software and systems company, and of a privately held company.

    MS. AMOCHAEV was named a director of the Company in May 1992 and was named Chairman of the Executive Committee of the Board of Directors in February 1997. Ms. Amochaev served as President of the Company from May 1992 until February 1997 and as Chief Executive Officer from May 1993 until February 1997. Before joining the Company, from 1988 to 1992, Ms. Amochaev was Chief Executive Officer of Natural Language, Inc., a client server database tool software company. From 1984 to 1987, Ms. Amochaev was President and Chief Executive Officer of Comserv Corporation, a manufacturing applications software company that was sold in 1987 to Management Science America. Ms. Amochaev currently serves as a director of Walker Interactive Systems, Inc., a financial software company, Government Technology Services, Inc., a computer reseller to the government, and Symantec Corporation, a software company.

    MR. BROOKS was named a director of the Company in January 1994. Since September 1997, Mr. Brooks has been a Managing Director of Donaldson Lufkin & Jenrette Securities Corporation, an investment banking firm. From 1996 to August 1997, Mr. Brooks has been a private investor and a consultant to technology companies. From 1994 to 1996, Mr. Brooks served as Managing Director and Head of Global Technology Investment Banking at Union Bank of Switzerland Securities, LLC. From 1988 to 1994, Mr. Brooks was a private investor and consultant to high technology firms. From 1986 to 1988, Mr. Brooks served as Managing Partner of investment banking at Robertson, Stephens & Co., an investment bank. Mr. Brooks is a Director of Paychex, Inc., a national payroll processing and business services company, and VERITAS Software Corporation, a storage management software company, as well as several private companies.

                 CONTINUING DIRECTORS FOR TERM ENDING UPON THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

    Set forth below is information regarding the continuing Directors that will serve until the year 2000, or until their respective successors are duly elected and qualified.

                                                                     FIRST ELECTED
NAME                            POSITION(S) WITH THE COMPANY   AGE     DIRECTOR
-------------------------------------------------------------  ---   -------------
H. Lynn Hazlett, Ph.D.......... Former President, Chief        61        1994
                               Executive Officer and Director

Garth Saloner (1)(2)........... Director                       43        1993

Garen K. Staglin (1)(3)(4)..... Director, Chairman of the      53        1991
                               Compensation Committee

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Nomination Committee

(4) Member of the Executive Committee

    DR. HAZLETT was named a director of the Company in 1994 and was named Chief Executive Officer in February 1997. He also served as President of the Company from February 1997 to January 1998 and was a consultant to the Company from 1995 until February 1997. From January 1994 to February 1997, Dr. Hazlett owned and operated Supply Chain Associates, a retail supply chain consultancy practice. Dr. Hazlett served as Vice President, Business Systems at VF Corporation, a global apparel manufacturer, from 1989 to January 1995. From 1984 to 1989, Dr. Hazlett served as President and Chief Executive Officer of Information and Communications, Inc., a division of Carson Pirie Scott & Company, a conglomerate comprised of 33 department stores, 400 specialty stores and a mail order catalog business. Prior to that, Dr. Hazlett served as Corporate Vice President and Chief Information Officer at Levi

Strauss & Co., a manufacturer of apparel. Dr. Hazlett is a director of the National Industries for the Blind, a non-profit organization, and TriNet Corporation, a provider of human resource services.

    MR. SALONER was named a director of the Company in December 1993. Mr. Saloner has served as the Robert A. Magowan Professor of Strategic Management and Economics at the Graduate School of Business at Stanford University since 1990. From 1994 to 1996, he also served as Associate Dean for Academic Affairs and, from 1993 to 1996, as Director of Research and Course Development at Stanford. From 1982 to 1990, Mr. Saloner was a professor in the Economics Department of the Massachusetts Institute of Technology. Mr. Saloner is a director of Brilliant Digital Entertainment, an entertainment software company.

    MR. STAGLIN was named a director of the Company in 1991. Since 1991, Mr. Staglin has served as the Chief Executive Officer and Chairman of the Board of Directors of Safelite Glass Corporation, a replacement auto glass manufacturing and retailing company. From 1980 to 1991, Mr. Staglin was a Vice President and General Manager of Automatic Data Processing, a computer networking services company. Mr. Staglin has been the owner and manager of Staglin Vineyards from 1985 to the present. Mr. Staglin currently serves as a director of First Data Corporation, a supplier of computer services for credit card processing and other financial services, CyberCash, Inc., a provider of secure transaction services for the Internet, and Grimes Aerospace Corporation, a manufacturer of aircraft replacement parts and repair services. In 1994, Mr. Staglin was named a member of the Advisory Council to the Stanford Graduate School of Business.

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors held five meetings during fiscal 1997. Each of the eight directors constituting the Board of Directors for fiscal 1997 attended more than 75% of the aggregate of (i) the total number of Board meetings held during that fiscal year and (ii) the total number of meetings held by all committees of the Board on which such director served. The ninth director, Mr. Simon, was not a director at the time of any such meetings. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee, a Compensation Committee, a Nomination Committee and an Executive Committee.

    The Audit Committee of the Board of Directors held three meetings during fiscal 1997. The Audit Committee, which is currently comprised of Directors Brooks (Chairman), Johnson and Saloner, recommends engagement of the Company's independent auditors, approves services performed by such auditors and reviews and evaluates the Company's accounting system and its system of internal controls.

    The Compensation Committee of the Board of Directors held three meeting during fiscal 1997. The Compensation Committee, which is currently comprised of Directors Staglin (Chairman), Saloner and Schlein, has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit and stock option plans.

    The Nomination Committee of the Board of Directors held one meeting during fiscal 1997. The Nomination Committee is currently comprised of Directors Johnson (Chairman), Brooks and Staglin. The Nomination Committee, on behalf of the Board of Directors, makes nominations for Board of Directors to the Company. The Nomination Committee will consider nominees to the Board of Directors submitted by stockholders. In order for a nominee to be considered, a stockholder must submit a proposal to the Chairman of the Nomination Committee by the deadline set forth under "Stockholder Proposals" herein.

    The Executive Committee of the Board of Directors held ten meetings during fiscal 1997. The Executive Committee, which is currently comprised of Directors Amochaev (Chairman), Brooks, Johnson and Staglin, has, in the intervals between meetings of the Board of Directors, all the authority of the Board of Directors in the management of the business and affairs of the Company, including, without limitation, the power and authority to manage succession planning and evaluation of strategic matters including mergers and acquisitions; provided, however, that the Executive Committee shall not exercise its power and authority in a manner inconsistent with any action, direction or instruction of the Board of Directors.

                             DIRECTOR COMPENSATION

    Non-employee directors each receive a quarterly fee of $2,000 for Board membership, as well as $1,000 per meeting attended. In addition, the Chairpersons of the Audit, Compensation and Executive Committees each receive $2,000 per year. Effective as of February 1997, the members of the Executive Committee each receive an annual retainer of $5,000. Also, each non-employee director who is not appointed to the Board pursuant to any contractual or other right or arrangement is eligible for reimbursement in accordance with Company policy for expenses incurred in connection with his attendance at meetings of the Board of Directors and the committees thereof.

    Under the Automatic Option Grant Program in effect under the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), each individual who first becomes a non-employee Board member, whether through election by the Company's stockholders or appointment by the Board, will receive, at the time of such initial election or appointment, an automatic option grant for 5,000 shares of Common Stock, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders Meeting, each individual who will continue to serve as a non-employee Board member will be granted a 5,000-share option, provided such individual has served as a non-employee Board member for at least six months. Messrs. Brooks, Dougall, Johnson, Saloner, Schlein and Staglin each received an automatic option grant for 5,000 shares of Common Stock at the Annual Stockholders Meeting held on May 30, 1997 in connection with their continuation as non-employee Board members. Each such grant has an exercise price of $37.75 per share, the fair market value per share of the Common Stock on the grant date, and has a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each option will become exercisable for the option shares in a series of four successive equal annual installments over the optionee's period of continued Board service, with the first such installments to become exercisable upon the optionee's completion of six months of Board service measured from the grant date. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each such option may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of
(a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such option share.

    During 1997, pursuant to a consulting agreement, Dr. Hazlett performed consulting services for the Company's Inventory Management Services business and received $16,000 in consulting fees in connection therewith. The consulting agreement terminated on February 10, 1997 when Dr. Hazlett was appointed the Company's President and Chief Executive Officer.

                                   MANAGEMENT

    Set forth below is information regarding the executive officers of the Company who are not directors:

NAME                            AGE                       POSITION
------------------------------  ---   -------------------------------------------------
Paul Benchener................  52    Vice President, Marketing

Glenn DuBois..................  44    Vice President, Sales

Shawn M. O'Connor.............  38    Executive Vice President, Chief Operating
                                      Officer, Chief Financial Officer and Secretary

Philip Swift..................  47    Vice President, Information Services

    MR. BENCHENER joined the Company in August 1996 as Vice President, Marketing. Prior to joining the Company, from 1992 to 1996, Mr. Benchener was Director of Global Quick Response Services at Levi Strauss & Co, a manufacturer of apparel. From 1976 to 1992, Mr. Benchener held various positions with Levi Strauss & Co. Mr. Benchener currently serves as Chair of the Voluntary Interindustry Commerce Standards Board and on the Executive Committee of the Uniform Code Council.

    MR. DUBOIS joined the Company in July 1997 as Vice President, Sales. Prior to joining the Company, from July 1996 to June 1997, he was Vice President of Sales for the LizWear Division of Liz Claiborne, Inc., a manufacturer of apparel. From July 1991 to July 1996, Mr. DuBois was with the Lee Division of VF Corporation, initially as Director of Business Systems and Planning and, beginning in 1994, as Regional Vice President of Sales. Prior to that, from 1983 to 1991, Mr. DuBois served in various management roles in both retail relations and systems for Levi Strauss.

    MR. O'CONNOR was named Executive Vice President and Chief Operating Officer in December 1997. Mr. O'Connor joined the Company in February 1995 and became Vice President, Chief Financial Officer and Secretary in March 1995. Before joining the Company, from 1992 to 1994, Mr. O'Connor was Vice President and Chief Financial Officer for Diasonics Ultrasound, Inc., a medical equipment manufacturer ("Diasonics Ultrasound"). From 1988 to 1992, Mr. O'Connor held various management positions with Diasonics Ultrasound.

    MR. SWIFT joined the Company in October 1996 as Vice President, Product Development and was named Vice President of Information Services in January 1998. Before joining the Company, from 1992 to 1996, Mr. Swift was Department Head of Information Products at VISA, a credit card transaction processing company. From 1989 to 1991, Mr. Swift was Senior Project Manager at Matson Navigation, a shipping company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the 1997, 1996 and 1995 fiscal years by (i) the Company's Chief Executive Officer, (ii) each of the four other most highly compensated executive officers of the Company serving as such as of the end of the 1997 fiscal year whose base salary and bonus for such year was in excess of $100,000 and (iii) one other executive officer whose base salary for the 1997 fiscal year would have exceeded $100,000 had such officer been serving as an executive officer at the end of such year. All the individuals named in such table will be hereafter referred to as the "Named Executive Officers." No other executive officer of the Company who would have otherwise been included in such table on the basis of salary and bonus earned for the 1997 fiscal year resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                            COMPENSATION AWARDS
                                                                                            -------------------
                                                                      ANNUAL COMPENSATION       SECURITIES
                                                                      --------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION(*)                                  YEAR  SALARY(1)    BONUS        OPTIONS(#)        COMPENSATION(2)
--------------------------------------------------------------  ----  ---------   --------  -------------------   ---------------
Tania Amochaev................................................  1997  $166,080(3)    --          --                  $ 13,734
  Former Chief Executive Officer                                1996  $275,000    $150,000         12,500            $  9,478
  and President, Director                                       1995  $230,000    $150,000         25,000            $  9,222

Paul Benchener................................................  1997  $180,000    $ 95,250         10,000            $  4,750
  Vice President, Marketing                                     1996  $ 70,269(4) $ 75,000         45,000            $  2,250
                                                                1995     --          --          --                   --

Stephen Brown.................................................  1997  $ 87,418(5)    --          --                   --
  Former Vice President, Sales                                  1996  $125,000    $ 32,638         10,000            $ 41,944
                                                                1995  $ 67,708(6) $ 24,000         30,000            $ 15,779

H. Lynn Hazlett...............................................  1997  $245,906(7) $283,102(8)       150,000          $ 23,136
  Chief Executive Officer and Director,                         1996     --          --             5,000            $ 96,000
  Former President                                              1995     --          --            30,000            $105,000

Shawn M. O'Connor.............................................  1997  $169,166    $ 92,688        100,000            $  4,750
  Executive Vice President, Chief                               1996  $157,500    $ 73,720         20,000            $  4,750
  Operating Officer, Chief Financial                            1995  $126,730(9) $ 65,000         65,000            $  3,375
  Officer and Secretary

John S. Simon.................................................  1997  $179,166    $ 93,438        100,000            $  6,339
  President and Nominee for Director                            1996  $167,500    $ 72,029         25,000            $  5,777
                                                                1995  $160,000    $ 65,000         24,000            $  7,140

Philip Swift..................................................  1997  $150,000    $ 39,000         10,000            $  4,750
  Vice President, Information Services                          1996  $ 38,077(10) $ 10,000        30,000             --
                                                                1995     --          --          --                   --

------------------------------

 (*) Does not include Glenn DuBois, who became the Company's Vice President,
    Sales in July 1997. Mr. DuBois' annualized salary was $170,000 for the 1997 fiscal year.

 (1) Includes salary deferred under the Company's 401(k) Plan.

 (2) The indicated amount for each Named Executive Officer is comprised of (i) Company contributions made to the Company's 401(k) Plan which match the salary deferral contributions made by such officer to the Plan, (ii) long-term disability insurance premiums paid by the Company on behalf of such officer, (iii) life insurance premiums paid by the Company on behalf of such officer, (iv) reimbursed moving expenses and (v) consulting fees. See the table below for the dollar amount of each such item.

 (3) Ms. Amochaev resigned her position as President and Chief Executive Officer of the Company effective February 10, 1997. Her annualized salary was $275,000 for the 1997 fiscal year.

 (4) Mr. Benchener's annualized salary was $180,000 for the 1996 fiscal year.

 (5) Mr. Brown resigned his position as Vice President, Sales effective September 10, 1997. His annualized salary was $125,000 for the 1997 fiscal year.

 (6) Mr. Brown's annualized salary was $125,000 for the 1995 fiscal year.

 (7) Dr. Hazlett assumed the position of President of the Company effective February 10, 1997. He ceased to be President January 8, 1998. His annualized salary was $275,000 for the 1997 fiscal year.

 (8) Dr. Hazlett received a $150,000 signing bonus and a $133,102 performance bonus for the 1997 fiscal year.

 (9) Mr. O'Connor's annualized salary was $150,000 for the 1995 fiscal year.

(10) Mr. Swift's annualized salary was $150,000 for the 1996 fiscal year.

                             ALL OTHER COMPENSATION

                                                MATCHING     DISABILITY      LIFE        SUPPLEMENTAL     REIMBURSED
                                               401(K) PLAN    INSURANCE    INSURANCE   HEALTH INSURANCE     MOVING     CONSULTING
NAME                                 YEAR     CONTRIBUTION     PREMIUM      PREMIUM         PREMIUM        EXPENSES       FEES
---------------------------------  ---------  -------------  -----------  -----------  -----------------  -----------  -----------
Tania Amochaev...................       1997    $   4,750     $   8,384    $   2,059          --              --           --
  Former President and Chief            1996    $   4,750     $   4,042    $     686          --              --           --
  Executive Officer                     1995    $   4,620     $   3,916    $     686          --              --           --

Paul Benchener...................       1997    $   4,750        --           --              --              --           --
  Vice President, Marketing             1996    $   2,250        --           --              --              --           --
                                        1995       --            --           --              --              --           --

Stephen Brown....................       1997    $   1,737        --           --              --              --           --
  Former Vice President, Sales          1996    $   4,750        --           --              --           $  37,194       --
                                        1995    $   3,105        --           --              --           $  12,674       --

H. Lynn Hazlett..................       1997    $   4,750        --        $   2,388          --              --        $  16,000
  Chief Executive Officer               1996       --            --           --              --              --        $  96,000
  and Former President                  1995       --            --           --              --              --        $ 105,000

Shawn M. O'Connor................       1997    $   4,750        --           --              --              --           --
  Executive Vice President,             1996    $   4,750        --           --              --              --           --
  Chief Operating Officer,              1995    $   3,375        --           --              --              --           --
  Chief Financial Officer and
    Secretary

John S. Simon....................       1997    $   4,750     $   1,112    $     484          --              --           --
  President                             1996    $   4,750     $     588    $     439          --              --           --
                                        1995    $   4,620     $     569    $     484       $   1,467          --           --

Philip Swift.....................       1997    $   4,750        --           --              --              --           --
  Vice President, Information           1996    $   1,904        --           --              --              --           --
  Services                              1995       --            --           --              --              --           --

STOCK OPTIONS

    The following table sets forth information concerning the stock options granted during the 1997 fiscal year to the Named Executive Officers. No stock appreciation rights were granted during the 1997 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                       --------------------------------------------------------------     VALUE AT ASSUMED
                                       NUMBER OF                                                       ANNUAL RATES OF STOCK
                                       SECURITIES  PERCENT OF TOTAL                                    PRICE APPRECIATION FOR
                                       UNDERLYING OPTIONS GRANTED TO                                       OPTION TERM(3)
                                        OPTIONS   EMPLOYEES IN FISCAL  EXERCISE OR BASE   EXPIRATION   ----------------------
NAME                                   GRANTED(#)       YEAR(1)         PRICE SHARE(2)       DATE         5%          10%
-------------------------------------  ---------  -------------------  -----------------  -----------  ---------  -----------
Tania Amochaev.......................     --              --                  --              --          --          --

Paul Benchener.......................   10,000(4)             2%           $   31.75        12/23/07   $ 199,674   $ 506,013

Stephen Brown........................     --              --                  --              --          --          --

H. Lynn Hazlett......................  150,000(5)            25%           $  28.375         2/11/07   $2,676,733  $6,783,366

Shawn M. O'Connor....................   50,000(6)             8%           $   31.75        12/23/07   $ 999,370   $2,530,066
                                        50,000(7)             8%           $   31.75        12/23/07   $ 999,370   $2,530,066

John S. Simon........................   50,000(6)             8%           $   31.75        12/23/07   $ 999,370   $2,530,066
                                        50,000(7)             8%           $   31.75        12/23/07   $ 999,370   $2,530,066

Philip Swift.........................   10,000(4)             2%           $   31.75        12/23/07   $ 199,674   $ 506,013

------------------------------

(1) The Company granted options to purchase 597,150 shares of Common Stock during the 1997 fiscal year. 489,650 options were granted under the 1993 Plan and 107,500 options were granted under the 1997 Non-Officer Plan. The Plan Administrator may grant two types of stock appreciation rights in connection with option grants made under such plan: tandem stock appreciation rights which provide the holders with the right to surrender their options for an appreciation distribution from the Company, payable in cash or Common Stock, equal in amount to the excess of (a) the fair market value of the shares of Common Stock subject to the surrendered option over
    (b) the aggregate exercise price payable for such shares, and limited stock appreciation rights which allow the holders to surrender their options to the Company, upon the successful completion of a hostile tender offer for more than 50% of the outstanding Common Stock, for a cash distribution in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such share. No stock appreciation rights were granted to the Named Executive Officers during the 1997 fiscal year.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(3) There is no assurance that the actual stock price appreciation over the 10-year option term will be at the five percent and ten percent assumed annual rates of compounded stock price appreciation or at any other level. Unless the market price of the Company's Common Stock does, in fact, appreciate over the option term, no value will be realized from the option grants.

(4) Each option will become exercisable in a series of four successive equal annual installments upon optionee's completion of each year of service over the four-year period measured from the grant date. The grant date for each option was December 24, 1997. The shares subject to such option will vest immediately in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity. The Plan Administrator also has the discretionary authority to provide for accelerated vesting of the option shares upon (i) the occurrence of such acquisition, whether or not the option is assumed, (ii) the termination of the optionee's employment within a specified period following such acquisition, if the option does not otherwise accelerate at the time of the acquisition, (iii) a change in ownership of more that 50% of the Company's outstanding voting stock, (iv) a change in the majority of the Board effected through one or more proxy contests, or (v) the subsequent termination of the optionee's employment within a specified period following such a change in ownership or majority of the Board.

(5) The option will become exercisable in two successive equal annual installments upon the optionee's completion of each year of service measured from the grant date. The grant date for the option was February 12, 1997. The shares subject to such option will vest immediately in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity. The Plan Administrator also has the discretionary authority to provide for accelerated vesting of the option shares upon

    (i) the occurrence of such acquisition, whether or not the option is assumed, (ii) the termination of the optionee's employment within a specified period following such acquisition, if the option does not otherwise accelerate at the time of the acquisition, (iii) a change in ownership of more that 50% of the Company's outstanding voting stock, (iv) a change in the majority of the Board effected through one or more proxy contests, or (v) the subsequent termination of the optionee's employment within a specified period following such a change in ownership or majority of the Board.

(6) The option will become exercisable for the option shares in four successive equal annual installments upon optionee's completion of each year of service over the four-year period measured from the December 24, 1997 grant date. The shares subject to the option will vest immediately in the event the Company is acquired by merger or asset sale, unless the option is assumed by the acquiring entity. Should the optionee's employment be terminated other than for cause, or should the optionee resign following a change in his duties. level or compensation or principal place of employment, within 24 months after (i) a merger or acquisition in which the option is assumed,
    (ii) a change in ownership of more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more proxy contests, then the option will immediately become exercisable for all the option shares as fully-vested shares.

(7) The option will become exercisable for the option shares upon the optionee's completion of five years of service measured from the December 24, 1997 grant date, subject to full and immediate acceleration in the Company attains certain pre-defined revenue-growth targets. In addition, the shares subject to the option will vest immediately in the event the Company is acquired by merger or asset sale or should there occur a change in ownership of more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more proxy contests, except to the extent such acceleration would constitute an excess parachute payment under the federal tax laws. Any portion of the option which does not vest on such an accelerated basis at the time of the acquisition or change in ownership or majority of the Board will immediately vest and become exercisable for all the option shares as fully-vested shares should the optionee's employment be terminated other than for cause, or should the optionee resign following a change in his duties, level of compensation or principal place of employment, within 24 months following such acquisition or change in ownership or majority of the Board.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options during the 1997 fiscal year and unexercised options held by the Named Executive Officers at the end of the 1997 fiscal year. No Named Executive Officers exercised SARs during the 1996 fiscal year, and there were no SARs held by such individuals at the end of the 1997 fiscal year.

                                                                                           VALUE OF UNEXERCISED
                                                               NUMBER OF SECURITIES        IN-THE-MONEY OPTIONS
                                                              UNDERLYING UNEXERCISED        AT FISCAL YEAR-END
                                                            OPTIONS AT FISCAL YEAR-END    (MARKET PRICE OF SHARES
                             SHARES ACQUIRED                    (NUMBER OF SHARES)      LESS EXERCISE PRICE)(1)(2)
                                   ON            VALUE      --------------------------  ---------------------------
NAME                           EXERCISE(#)    REALIZED(3)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------  ------------  -----------  -------------  ------------  -------------
Tania Amochaev.............        41,000     $  1,012,114      42,286         75,000   $    836,613   $ 1,664,063
Paul Benchener.............        --              --           11,250         43,750   $     87,813   $   315,938
Stephen Brown..............        15,000     $    221,937      --            --             --            --
H. Lynn Hazlett............        --              --          104,477         85,523   $  1,220,267   $   812,537
Shawn O'Connor.............         5,000     $     95,000      46,250        133,750   $    895,000   $ 1,027,500
John S. Simon..............        --              --           49,500        134,500   $  1,209,531   $   999,844
Philip Swift...............        --              --            7,500         32,500   $     60,000   $   232,500

------------------------

(1) "In-the-money" options are options whose exercise price was less than the market price of the Company's Common Stock on December 31, 1997, the last business day of the 1997 fiscal year.

(2) Based upon the market price of $37.00 per share, which was the closing price per share of the Company's Common Stock as quoted on the Nasdaq National Market on December 31, 1997.

(3) Equal to the excess of (i) the market price of the purchased share on the date the option was exercised for those shares over (ii) the exercise price paid for the shares.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of three non-employee Board members, Garen K. Staglin (Chairman), Garth Saloner and Philip Schlein

    The Committee administers the Company's compensation policies and programs. The Committee has responsibility for executive compensation matters, including setting the base salaries of the Company's executive officers, approving individual bonuses and bonus programs for executive officers, administering certain employee benefit programs, and administering the Company's 1993 Stock Option Plan (the "1993 Plan") under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affect the compensation paid to the Company's executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

    GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance and the financial performance of the Company, (ii) incentive performance awards payable in cash and tied to the achievement of specified performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an executive officer's level of responsibility increases, a greater portion of that individual's total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

    FACTORS. The principal factors considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. The Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    BASE SALARY. In setting the base salary for each executive officer, the Committee considers executive compensation data compiled from surveys of computer services companies. These surveys are performed and compiled by various independent outside consulting firms and are conducted on local as well as national bases. In selecting companies from the surveys for comparative compensation purposes, the Committee considers a number of factors, such as their size and organizational complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation) and the availability of compensation information. The selected companies are not necessarily the same as those included in the indices used to compare stockholder return in the Stock Performance Chart which appears elsewhere in this proxy statement.

    Using the survey data for the selected companies as a starting point, the Committee evaluates each executive's level of performance as compared to the performance of other officers within the Company to determine the executive's base salary. Adjustments to each officer's base salary are considered annually and are determined based upon: (i) changes in the level of base salaries of comparable positions in the market as determined by survey data, (ii) personal performance in the past fiscal year and (iii) the overall performance of the Company. For the 1997 fiscal year, the base salaries of the Company's executive officers ranged from the 25th to 50th percentile of the salary levels in effect for comparable positions at the surveyed companies.

    INCENTIVE COMPENSATION. For the 1997 fiscal year, a bonus program was established under which each executive officer could earn a bonus on the basis of the Company's attainment of pre-established revenue, and net operating profit targets and that person's individual performance, based on predetermined goals. The potential bonus amount was determined by each individual's base salary and job level, and the actual bonus paid varied with the degree to which the performance factors described above were attained. The amounts paid to each executive officer under the program ranged from a high of $133,102 to a low of $39,000 for the entire 1997 fiscal year.

    LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. From time to time, the Committee approves annual grants of stock options to each of the Company's executive officers under the 1993 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option generally becomes exercisable in a series of annual installments over the officer's continued employment with the Company. Accordingly, the option provides a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

    CEO COMPENSATION. In February 1997, Ms. Amochaev, who had been the President and Chief Executive Officer since 1993, decided, for personal reasons, to transition from her current operating management role with the Company to the position of Chairman of the Executive Committee, allowing her to continue to contribute to the strategic and technological oversight of the Company. As part of this transition process, the Compensation Committee approved a compensation arrangement with Ms. Amochaev pursuant to which she was paid a base salary of $35,416 per month from January 1, 1997 through February 28, 1997; a base salary of $17,708 per month from March 1, 1997 through August 31, 1997; and a base salary of $3,500 per month from September 1, 1997 through December 31, 1997. The Compensation Committee believed that it was important to retain Ms. Amochaev's services in this new position and that her compensation arrangement represented a reasonable level of compensation for her continued service

    The Board of Directors named H. Lynn Hazlett as Ms. Amochaev's successor as President and Chief Executive Officer, effective February 10, 1997, and the Company entered into a formal employment agreement with him on that date. Under the agreement, Dr. Hazlett was paid base salary for fiscal year 1997 at the annualized rate of $275,000, and his annualized target bonus for the year was set at $150,000. In addition, Dr. Hazlett received a $150,000 sign-on bonus and was granted an option on February 10, 1997 to purchase 150,000 shares of the Company's Common Stock under the terms and conditions of the 1993 Plan. The option will become exercisable in two successive equal annual installments upon his completion of each year of service over the two-year period measured from the grant date. The option has an exercise price of $28.375 per share, the fair market value per share of the Company's Common Stock on the grant date. Dr. Hazlett will be eligible for a $150,000 bonus if consulting revenue exceeds a targeted amount in 1998. Upon the execution of this employment agreement, Dr. Hazlett's pre-existing consulting agreement with the Company terminated. The Compensation Committee believes that the new employment agreement with Dr. Hazlett represented a fair and reasonable compensation package for the services he was to render the Company in his new role as President and Chief Executive Officer. On the basis of the Compensation Committee's evaluation of Dr. Hazlett's individual performance for the 1997 fiscal year and the Company's attainment of certain performance milestones based upon revenue growth, operating profit and new product introduction, he was awarded an incentive bonus for the 1997 fiscal year in the amount of $133,102.

    In December 1997, the Board of Directors appointed John S. Simon as President of the Company, and Dr. Hazlett continues to serve as Chief Executive Officer.

    EMPLOYMENT CONTRACTS. The Compensation Committee deemed it advisable for the Company to enter into employment agreements with two other executive officers in order to provide them with a competitive compensation package designed to retain their services. Accordingly, on December 24, 1997, the Compensation Committee approved the Company's execution of employment contracts with Messrs. O'Connor and Simon.

    The employment contract with Mr. O'Connor provides him with an a base salary of $210,000 per year, plus additional incentive compensation of up to $130,000 per year based upon the achievement of specified individual and Company performance targets. The employment contract with Mr. Simon provides him with an a base salary of $220,000 per year, plus additional incentive compensation of up to $140,000 per year based upon the achievement of specified individual and Company performance targets. Mr. O'Connor and Mr. Simon were each granted two 50,000-shares option grants pursuant to their agreements. The first 50,000-share grant to each of them will become exercisable in a series of four successive equal annual installments upon completion of each year of service over the four-year period measured from the grant date. The second 50,000-share grant which each of them received will become exercisable upon completion of five years of service measured from the grant date, subject to full and immediate acceleration upon the Company's attainment of a pre-established revenue-growth target. The options are designed to provide both Mr. O'Connor and Mr. Simon with a meaningful incentive to remain in the Company's employ and contribute to the long-term financial success of the Company as measured in terms of revenue growth and stock price appreciation. Should the Company terminate Mr. O'Connor's or Mr. Simon's employment other than for cause, the terminated individual will be entitled to the continuation of salary and benefits for a period of 12 months. Should either Mr. O'Connor's or Mr. Simon's salary be reduced by 15% or more or his responsibilities be reduced following a change in control of the Company, then upon his resignation within 24 months following such change in control, he will be entitled to continued salary and benefits for a period of 12 months, and his unvested option shares will accelerate and vest in full.

    TAX LIMITATION. As a result of Federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation was in effect for the 1997 fiscal year, but the compensation paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer. In addition, the stockholders approved at the 1994 Annual Meeting an amendment to the Company's 1993 Plan which imposed a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options, stock appreciation rights and direct stock issuances over the remaining term of the plan. The effect of this amendment to the 1993 Plan is to exempt from the $1 million limitation any compensation deemed paid to an officer when he exercises an outstanding option under the 1993 Plan. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    Submitted by the Compensation Committee of the Company's Board of Directors:

                           Garen K. Staglin, Chairman

                             Garth Saloner, Member

                             Philip Schlein, Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors are currently Garth Saloner, Garen K. Staglin and Philip Schlein.

    No member of the Compensation Committee was at any time during the 1997 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

    The Company entered into an employment agreement with Shawn M. O'Connor, the current Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of the Company, on December 24, 1997, pursuant to which Mr. O'Connor is to be paid a base salary of $210,000 per year, subject to periodic adjustments by the Board of Directors, and will be entitled to an additional incentive compensation of up to $130,000 per year based upon the achievement of specified individual and Company performance targets. Mr. O'Connor was also granted two 50,000-shares option grants pursuant to the agreement. Each option was granted on December 24, 1997 with an exercise price of $31.75 per share, the fair market value per share of the Company's common stock on the grant date. The first 50,000-share grant will become exercisable in a series of four successive equal annual installments upon Mr. O'Connor's completion of each year of service over the four-year period measured from the grant date. The second 50,000-share grant will become exercisable upon Mr. O'Connor's completion of five years of service measured from the grant date, subject to full and immediate acceleration upon the Company's attainment of a pre-established revenue-growth target. The employment agreement is terminable by either party at any time. However, if the Company terminates Mr. O'Connor's employment other than for cause, he will be entitled to the continuation of salary and benefits for a period of 12 months. Should Mr. O'Connor's salary be reduced by 15% or more or his responsibilities be reduced following a change in control of the Company, then upon his resignation within 24 months following such change in control, he will be entitled to continued salary and benefits for a period of 12 months, and his unvested option shares will accelerate and vest in full.

    The Company entered into an employment agreement with John S. Simon on December 24, 1997 pursuant to which Mr. Simon would become the Company's President and a member of the Board of Directors. Under the terms of the agreement, Mr. Simon is to be paid a base salary of $220,000 per year, subject to periodic adjustments by the Board of Directors, and will be entitled to an additional incentive compensation of up to $140,000 per year based upon the achievement of specified individual and Company performance targets. Mr. Simon was also granted two 50,000-shares option grants pursuant to the agreement. Each option was granted on December 24, 1997 with an exercise price of $31.75 per share, the fair market value per share of the Company's common stock on the grant date. The first 50,000-share grant will become exercisable in a series of four successive equal annual installments upon Mr. Simon's completion of each year of service over the four-year period measured from the grant date. The second 50,000-share grant will become exercisable upon Mr. Simon's completion of five years of service measured from the grant date, subject to full and immediate acceleration upon the Company's attainment of a pre-established revenue-growth target. The employment agreement is terminable by either party at any time. However, if the Company terminates Mr. Simon's employment other than for cause, he will be entitled to the continuation of salary and benefits for a period of 12 months. Should Mr. Simon's salary be reduced by 15% or more or his responsibilities be reduced within 24 months of a change in control of the Company, then upon his resignation within 24 months after such change in control, he will be entitled to continued salary and benefits for a period of 12 months, and his unvested option shares will accelerate and vest in full.

    The Company entered into an employment agreement with Dr. H. Lynn Hazlett, the current Chief Executive Officer of the Company, on February 10, 1997, pursuant to which Dr. Hazlett received a sign-on bonus of $150,000 and is to be paid a base salary of $275,000 per year, subject to periodic adjustments by the Board of Directors. Dr. Hazlett will be entitled to an additional incentive compensation of up to $150,000 per year based upon the achievement of specified individual and Company performance targets. Dr. Hazlett was also granted an option for 150,000 shares pursuant to the agreement. The option was granted on February 10, 1997 with an exercise price of $28.375 per share, the fair market value per share of the Company's common stock on the grant date. The option will become exercisable in two successive equal annual installments upon Dr. Hazlett's completion of each year of service over the two-year period measured from the grant date The employment agreement is terminable by either party at any time. However, if Dr. Hazlett's employment is terminated other than for cause during the initial 24-month term of the agreement, the he will be entitled to the continuation of salary and benefits for a period of 24 months less his period of prior employment under the contract. Should Dr. Hazlett's salary be reduced by 15% or more or his responsibilities be reduced following a change in control of the Company, then upon his resignation within 12 months after such change in control, he will be entitled to continued salary and benefits for a period of 6 months. Dr. Hazlett was eligible for a $150,000 bonus if consulting revenue exceeded a targeted amount in 1997 and will be eligible for $150,000 if consulting revenue exceeds a targeted amount in 1998.

    The Company's employment agreement with Ms. Tania Amochaev, the former Chief Executive Officer of the Company, terminated on December 31, 1997. However, Ms. Amochaev continues to serve as Chairman of the Executive Committee of the Board of Directors and will in that role continue to contribute to the strategic and technological oversight of the Company. Under her employment agreement, Ms. Amochaev was paid a base salary of $35,416 per month from January 1, 1997 through February 28, 1997; a base salary of $17,708 per month from March 1, 1997 through August 31, 1997; and a base salary of $3,500 per month from September 1, 1997 through December 31, 1997. On December 2, 1994, Ms. Amochaev was granted an option for 75,000 shares at an exercise price of $14.125 per share, the fair market value per share on the grant date. The option will become exercisable upon Ms. Amochaev's completion of six years of service with the Company, measured from the grant date. However, the option is subject to acceleration upon attainment of certain performance milestones. In 1997, certain performance milestones were attained and 18,750 stock options became exercisable. In addition, the option will become immediately exercisable for all the option shares in the event the Company is acquired through a merger or asset sale in which (i) the option is not to be assumed by the successor corporation, (ii) the amount payable to the Company's stockholders is not less than a prescribed minimum dollar value per outstanding share or (iii) Ms. Amochaev ceases to serve as both the Chief Executive Officer and member of the Board of the successor corporation.

    The Company has also entered into an agreement with Paul Benchener, pursuant to which he will be entitled to a continuation of salary and benefits for a period of 12 months in the event the Company terminates his employment other than for cause. Should Mr. Benchener's salary be reduced by 15% or more or his responsibilities be reduced by the Company following a change in control of the Company, then he will be entitled, upon his resignation, to continued salary and benefits for a period of 12 months. In addition, should there be a change of control prior to the full vesting of his initial option grant for 35,000 shares of stock, the unvested shares will accelerate and vest in full 12 months from the date of change of control.

    The Company has also entered into an agreement with Glenn DuBois, pursuant to which he will be entitled to a continuation of salary and benefits for a period of 12 months in the event his employment is terminated by the Company other than for cause during the first 24 months of his employment. Should Mr. DuBois' salary be reduced by 15% or more or his responsibilities be reduced by the Company following a change in control of the Company, then he will be entitled, upon his resignation, to continued salary and benefits for a period of 12 months. In addition, should there be a change of control prior to the full vesting of his initial option grant for 30,000 shares of stock, the unvested shares will accelerate and vest in full 12 months from the date of change of control.

    None of the Company's other executive officers have employment agreements or severance arrangements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1993 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following
(i) an acquisition of the Company by merger or asset sale, (ii) a change in ownership of more than 50% of the Company's outstanding Common Stock or (iii) a change in the majority of the Board as a result of one or more contested elections for Board membership. The Compensation Committee also has the authority under the 1993 Plan to accelerate the vesting of outstanding options immediately upon such acquisition or change in ownership or majority of the Board.

                   MATERIAL TRANSACTIONS WITH RELATED PARTIES

    On March 20, 1995, the Company entered into a two-year consulting contract with H. Lynn Hazlett, one of the Company's directors, pursuant to which Dr. Hazlett provides sales and marketing services relating to the Company's Inventory Management Services ("IMS") business. As compensation for his services, Dr. Hazlett received (i) an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $16.00 per share, the market price on the date of grant, which option will vest monthly over a period of 48 months, provided Dr. Hazlett continues to provide consulting services or remains a member of the Board and (ii) $25,000 in cash compensation upon signing of the agreement. Dr. Hazlett also received $8,000 monthly during the course of his provision of services under the contract. This contract was terminated upon Dr. Hazlett's appointment as President and Chief Executive Officer of the Company effective February 10, 1997.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the S&P 500 Stock Index, a broad market index published by Standard & Poor's Corporation, and a selected retail processing services company stock index compiled by Alex. Brown & Sons Incorporated. The comparison for each of the periods assumes that $100 was invested on August 5, 1993 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the S&P 500 Stock Index and the stocks included in the retail processing services company index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                  COMPARISON OF YEARLY CUMULATIVE TOTAL RETURN
         AMONG QRS, S&P 500 INDEX AND PROCESSING SERVICES COMPANY INDEX

                                                              STOCK PRICE
                                     12/31/93     12/30/94     12/29/95     12/31/96     12/31/97
                                    -----------  -----------  -----------  -----------  -----------
spal                                     466.4        459.3        615.9        740.8        970.4
qrsi                                      22.0         12.6         18.4         28.5         37.0
aris                                       3.8          2.4          2.8          1.6          1.3
aud                                       27.6         29.3         37.1         42.9         61.4

ceft                                       4.5          7.4         18.8         28.3         24.9
payx                                      10.4         12.0         22.2         34.3         50.6
pay                                       30.1         26.3         29.6         15.3         22.6

ceft                                       0.8          1.4          3.5          5.2          4.6
payx                                       1.1          1.3          2.4          3.7          5.4
pay                                        1.3          1.1          1.3          0.7          1.0

                                                    STOCK PRICE AS % OF BASE PRICE
                                     12/31/93     12/30/94     12/29/95     12/31/96     12/31/97
                                    -----------  -----------  -----------  -----------  -----------
spal                                       1.0          1.0          1.3          1.6          2.1
qrsi                                       1.1          1.0          1.0          1.4          1.9
aris                                       1.8          1.0          1.7          1.0          1.0
aud                                        1.1          1.2          1.5          1.8          2.5

                                                                INDEXED
                                     12/31/93     12/30/94     12/29/95     12/31/96     12/31/97
                                    -----------  -----------  -----------  -----------  -----------
INDEX 1                                    1.0          1.0          1.3          1.6          2.1
INDEX 2                                    1.1          1.0          1.0          1.4          1.9
INDEX 3                                    1.3          1.2          2.0          2.4          2.8

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PRECEDING PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1997, by (i) all persons known by the Company to be beneficial owners of five percent or more of its outstanding Common Stock, (ii) each director of the Company and each nominee for director, (iii) the Named Executive Officers and (iv) all executive officers and directors of the Company as a group.

                                                                                             AMOUNT AND NATURE OF
                                                                                            BENEFICIAL OWNERSHIP(1)
                                                                                            -----------------------
                                                                                            NUMBER OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                          SHARES       CLASS
------------------------------------------------------------------------------------------  ----------  -----------
Warburg, Pincus Counselors, Inc.(2) ......................................................
  466 Lexington Avenue
  New York, NY 10017                                                                         1,135,100       13.31%

Peter R. Johnson(3) ......................................................................
  1400 Marina Way South
  Richmond, CA 94804                                                                         1,012,500       11.85%

Essex Investment Management Company(4) ...................................................
  125 High Street, 29th Floor
  Boston, MA 02110                                                                             635,000        7.44%

Bankers Trust New York Corporation(5) ....................................................
  130 Liberty Street
  New York, NY 10006                                                                           572,347        6.71%

Fred Alger Management, Inc.(6) ...........................................................
  140 East 45th Street, 43rd Floor
  New York, NY 10017                                                                           560,800        6.57%

The Kaufmann Fund, Inc.(7) ...............................................................
  75 Maiden Lane
  New York, NY 10038                                                                           500,000        5.86%

Tania Amochaev(3) ........................................................................      49,807       *

Paul Benchener(3) ........................................................................      12,488       *

Steven D. Brooks(8) ......................................................................      27,500       *

John P. Dougall(3) .......................................................................      13,750       *

H. Lynn Hazlett(3) .......................................................................     105,339        1.22%

Shawn M. O'Connor(3) .....................................................................      46,696       *

Garth Saloner(3) .........................................................................      17,500       *

Philip Schlein(3) ........................................................................       3,750       *

John S. Simon(3) .........................................................................      50,915       *

Garen K. Staglin(3) ......................................................................      36,500       *

Philip Swift(3) ..........................................................................       7,656       *

All current executive officers and directors as a group (13 persons)(9)...................   1,384,401       16.18%

------------------------

 *  Less than 1%.

(1) Assumes 8,531,366 shares outstanding as of December 31, 1997. Beneficial ownership is determined under the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days after December 31, 1997, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Pursuant to a Schedule 13G dated January 12, 1998, and filed with the SEC, Warburg, Pincus Counselors, Inc. has reported that as of December 31, 1997, it had sole voting power over 825,300 of such shares, shared voting power over 251,700 of such shares, and dispositive power over all of such shares.

(3) The amounts shown include the following shares issuable upon exercise of options to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after December 31, 1997: Mr. Johnson, 12,500; Ms. Amochaev, 46,286; Mr. Benchener, 11,250; Mr. Dougall, 8,750; Dr.
    Hazlett, 104,477; Mr. O'Connor, 46,250; Mr. Saloner, 17,500; Mr. Schlein, 3,750; Mr. Simon, 49,500; Mr. Staglin, 8,750; and Mr. Swift, 7,500.

(4) Pursuant to a Schedule 13G dated January 16, 1997, and filed with the SEC, Essex Investment Management Company has reported that as of December 31, 1996, it had shared voting and dispositive power over all of these shares. No Schedule 13G was filed stating that the holdings of Essex Investment Management Company had changed as of December 31, 1997.

(5) Includes 120,400 shares held by Bankers Trust Company, 27,500 shares held by BT Alex. Brown Incorporated and 424,447 shares held by Alex. Brown Capital Advisory and Trust Company. Pursuant to a Schedule 13G dated February 13, 1998, and filed with the SEC, Bankers Trust Company is a wholly-owned subsidiary of, and each of BT Alex. Brown Incorporated and Alex. Brown Capital Advisory and Trust Company are indirect wholly-owned subsidiaries of, Bankers Trust New York Corporation. Bankers Trust New York Corporation is therefore deemed to be the beneficial owner of the shares held by such entities.

(6) Pursuant to a Schedule 13G dated January 15, 1998, and filed with the SEC, Fred Alger Management, Inc. has reported that as of December 31, 1997, it had sole voting power over 4,900 of such shares, shared voting power over 555,900 of such shares, and sole dispositive power over 557,500 of such shares.

(7) Pursuant to a Schedule 13G dated February 28, 1998, and filed with the SEC, The Kaufmann Fund, Inc. has reported that as of December 31, 1997, it had sole voting and dispositive power over all of these shares.

(8) Represents 10,000 shares issuable upon exercise of warrants to purchase shares of Common Stock that were exercisable within 60 days of December 31, 1997, and 17,500 shares issuable upon exercise of options to purchase shares of Common Stock that were exercisable within 60 days of December 31, 1997.

(9) The amount shown includes 316,513 shares issuable upon exercise of options and warrants to purchase shares of Common Stock that were exercisable within 60 days of December 31, 1997.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely upon a review of copies of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all the Company's officers, directors and greater than 10% stockholders complied with the applicable Section 16(a) filing requirements.

                                PROPOSAL NO. 2:
                            CHANGE IN CORPORATE NAME

GENERAL

    The Board of Directors has unanimously approved, and for the reasons described below, recommends that the stockholders approve, an amendment to the Company's certificate of incorporation (the "Certificate"), pursuant to which the Company would change its name from QuickResponse Services, Inc. to QRS Corporation. The proposed name change will be accomplished pursuant to the filing of the Company's Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Proxy Statement as EXHIBIT A.

    The affirmative vote of holders of a majority of the outstanding shares entitled to vote will be required to approve the Agreement and Plan of Merger. If approved by the stockholders, it is anticipated that the reorganization would be completed within 30 days of stockholder approval. However, the reorganization may be delayed or abandoned, either before or after stockholder approval, if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed.

PRINCIPAL REASONS FOR NAME CHANGE

    The Company has proposed the change in corporate name for several reasons. First, "quick response" no longer accurately reflects the industry standard. In the 1980s, "quick response" was an industry term referring to then-modern merchandising techniques. The term has since been replaced with "electronic commerce," and many other terms are now being used throughout the retail industry, including, for example, "efficient consumer response" in the grocery industry. Second, a survey of the Company's customer base indicated that the Company is widely referred to as "QRS," an abbreviation of "QuickResponse Services." Finally, the name QRS lends itself ideally to the Company's product branding strategy, easily preceding each of the Company's product names, e.g., "QRS Quickstep" and "QRS Keystone."

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of Common Stock on the Record Date is required to approve the proposed name change.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY CHANGE ITS NAME FROM QUICKRESPONSE SERVICES, INC. TO QRS CORPORATION. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NAME CHANGE.

                                PROPOSAL NO. 3:
                         APPROVAL OF AMENDMENTS TO THE
                     1993 STOCK OPTION/STOCK ISSUANCE PLAN

    The stockholders are being asked to vote on a proposal to approve a series of amendments to the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") which will effect the following changes: (i) increase the number of shares authorized for issuance over the term of the 1993 Plan by an additional 350,000 shares from 1,850,000 shares to 2,200,000 shares; (ii) render the non-employee Board members, including those serving as the Plan Administrator) eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the 1993 Plan; (iii) allow unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share to be reissued under the 1993 Plan; (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and
(v) effect a series of additional changes to the provisions of the 1993 Plan (including the stockholder approval requirements and the transferability of option grants) in order to take advantage of amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws.

    The Board of Directors believes that the proposed increase to the share reserve under the 1993 Plan is necessary to assure that there is a sufficient number of shares available for issuance under the 1993 Plan in order to attract and retain the services of individuals essential to the Company's long-term success. The remaining amendments will provide the Company with more opportunities to make equity investments available to the non-employee Board members as an inducement for their continued service and will facilitate plan administration by eliminating a number of limitations and restrictions previously incorporated into the 1993 Plan in order to comply with the applicable requirements of SEC Rule 16b-3 prior to its amendment.

    The Board approved the amendments to the 1993 Plan on February 16, 1998, subject to stockholder approval at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1993 Plan.

1993 PLAN BACKGROUND

    The 1993 Plan was originally adopted by the Board in June 1993 and approved by the stockholders in July 1993. The 1993 Plan became effective in connection with the initial public offering of the Common Stock and serves as the successor to the Company's 1990 Stock Option Plan (the "1990 Plan"). Each option outstanding under the 1990 Plan was incorporated into the 1993 Plan, and no further option grants have been made under the 1990 Plan since the 1993 Plan became effective. The 1993 Plan was amended in 1994 and 1996 to increase the number of shares of Common Stock available for issuance thereunder and was amended in 1994 to establish a limit on the number of shares of Common Stock issuable to any one individual under the 1993 Plan.

    The following is a summary of the principal features of the 1993 Plan as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the attention of Investor Relations of the Company at the Company's corporate offices in Richmond, California.

    STRUCTURE OF THE 1993 PLAN

    The 1993 Plan is divided into three separate components: (i) the Discretionary Option Grant Program, (ii) the Automatic Option Grant Program and
(iii) the Stock Issuance Program. Under the Discretionary Option Grant Program, options may be issued to key employees (including officers and directors), non-employee Board members and consultants and other independent advisors in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies). Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to non-employee members of the Board. Under the Stock Issuance Program, key employees (including officers and directors), non-employee Board members and consultants and other independent advisors in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies) may be issued shares of Common Stock directly either through the purchase of such shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives.

    As of February 28, 1998, 226 employees (including five executive officers and seven non-employee Board members) were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the seven non-employee Board members were also eligible to receive grants under the Automatic Option Grant Program.

    SECURITIES SUBJECT TO 1993 PLAN

    Assuming stockholder approval of this Proposal, 2,200,000 shares of the Company's Common Stock will be authorized for issuance over the ten (10)-year term of the 1993 Plan, with 1,222,477 of those shares available for issuance after March 13, 1998. The shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company.

    In December 1997, the Company also implemented the Special Non-Officer Stock Option Plan, pursuant to which 150,000 shares have been reserved for issuance to employees of the Company who are not officers or Board members. The provisions of such supplemental plan are substantially the same as those in effect under the Discretionary Option Grant Program of the 1993 Plan. As of March 13, 1998, options for 107,500 shares had been granted under that plan, 100 of the granted options had expired, none of the granted options had been exercised, and 42,600 shares remained available for future option grants.

    In no event may any one individual participating in the 1993 Plan be granted stock options or separately-exercisable stock appreciation rights or receive direct stock issuances for more than 500,000 shares of Common Stock in the aggregate under the 1993 Plan on or after December 31, 1993.

    In the event any change is made to the common stock issuable under the 1993 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation and direct stock issuances under the 1993 Plan after December 31, 1993, (iii) the class and/or number of securities and option price per share in effect under each outstanding option, and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made to newly-elected and continuing non-employee Board members under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

    The grant of stock options or stock appreciation rights under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

    ADMINISTRATION

    The 1993 Plan (other than the Automatic Option Grant Program) will be administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1993 Plan) to authorize option grants and direct stock issuances under the 1993 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

    OPTIONS GRANTED

    The table below shows, as to each of the Named Executive Officers and the various indicated groups, the following information with respect to stock option transactions effected during the period from January 1, 1997 to March 13, 1998:
(i) the number of shares of Common Stock subject to options granted under the 1993 Plan during that period and (ii) the weighted average exercise price payable per share under such options.

                                                                         WEIGHTED AVERAGE
                                                        NUMBER OF       EXERCISE PRICE OF
NAME AND POSITION                                     OPTION SHARES      GRANTED OPTIONS
----------------------------------------------------  -------------  ------------------------
Tania Amochaev .....................................       --                   --
  Former President and Chief Executive Officer, and
  Director

Paul Benchener .....................................       10,000           $    31.75
  Vice President, Marketing

Stephen Brown ......................................       --                   --
  Former Vice President, Sales

H. Lynn Hazlett ....................................      150,000           $   22.375
  Chief Executive Officer and Former President

Shawn M. O'Connor ..................................      100,000           $    31.75
  Executive Vice President, Chief Operating Officer,
  Chief Financial Officer and Secretary

John S. Simon ......................................      100,000           $    31.75
  President

Philip Swift .......................................       10,000           $    31.75
  Vice President, Information Systems

    NEW PLAN BENEFITS

    As of March 13, 1998, no options have been granted, and no direct stock issuances have been made, on the basis of the 350,000-share increase that forms part of this Proposal No. Three. At the Annual Meeting, each individual who will continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock at that time.

DISCRETIONARY OPTION GRANT PROGRAM AND STOCK ISSUANCE PROGRAM

    Options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options which are not intended to meet such requirements. The principal features of the grants made under the Discretionary Option Grant Program and the direct issuances made under the Stock Issuance Program may be summarized as follows:

    EXERCISE PRICE AND EXERCISABILITY

    The exercise price per share of a non-statutory option issued under the Discretionary Option Grant Program may not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the grant date. If the granted option is intended to be an incentive stock option, the exercise price must not be less than one hundred percent (100%) of the fair market value per share of the Common Stock on the grant date. No option may be outstanding for more than a ten (10)-year term.

    The purchase price for any shares sold under the Stock Issuance Program may not be less than eighty-five percent (85%) of the fair market value of the shares on the date of issuance. Shares may also be issued under the Stock Issuance Program for non-cash consideration, such as a bonus for past services rendered to the Company or as an incentive tied to future service or the Company's attainment of performance milestones.

    The Plan Administrator may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Option Grant Program or in the purchase of shares under the Stock Issuance Program by authorizing a loan from the Company or permitting such individual to pay the exercise price or purchase price through a promissory note payable in installments over a period of years. The terms and conditions of any such loan or promissory note will be established by the Plan Administrator in its sole discretion, but in no event may the maximum credit extended to such individual exceed the aggregate price payable for the purchased shares (less the par value), plus any Federal and state income or employment taxes incurred in connection with the purchase. The Plan Administrator may also provide for the forgiveness of any outstanding loan or promissory note over the individual's period of continued service with the Company.

    STOCKHOLDER RIGHTS AND OPTION TRANSFERABILITY

    No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

    TERMINATION OF SERVICE

    The Plan Administrator has complete discretion to establish the period of time for which any option is to remain exercisable following the optionee's cessation of service with the Company. Under no circumstances may an option be exercised after the specified expiration date of the option term. Each option under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which such option is exercisable at the time of the optionee's cessation of employment or service. However, the Plan Administrator has the discretion, exercisable at any time while the option remains outstanding, to accelerate the exercisability of such option in whole or in part.

    CORPORATE TRANSACTION

    In the event of a Corporate Transaction (defined below), each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or which is to be replaced with a cash incentive program which preserves the existing option spread on the unvested option shares will automatically accelerate in full, and all unvested shares under the Stock Issuance

Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretion to provide for the automatic acceleration of any options assumed in connection with the Corporate Transaction and to automatically vest any outstanding shares which do not vest at the time of the Corporate Transaction, in the event the individual's service is subsequently terminated within a specified period following the Corporate Transaction.

    A Corporate Transaction includes one or more of the following stockholder-approved transactions: (i) a merger or acquisition in which the Company is not the surviving entity (other than a transaction the principal purpose of which is to change the state of the Company's incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company or (iii) any reverse merger in which the Company is the surviving entity but in which more than fifty percent (50%) of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly owned subsidiary.

    CHANGE IN CONTROL

    In connection with a Change in Control of the Company, the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of such Change in Control or upon the subsequent termination of the participant's service.

    A Change in Control will be deemed to occur under the 1993 Plan upon: (i) the acquisition of more than fifty percent (50%) of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's stockholders or (ii) a change in the composition of the Board of Directors over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

    STOCK APPRECIATION RIGHTS

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a Hostile Take-Over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of
    (a) the Take-Over Price per share over (b) the exercise price payable for such share.

    For purposes of such option cancellation provisions, the following definitions are in effect under the 1993 Plan:

        Hostile Take-Over: the direct or indirect acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend that such stockholders accept

        Take-Over Price: the greater of (A) the fair market value of the shares of Common Stock subject to the surrendered option, measured on the surrender date in accordance with the valuation provisions of the 1993 Plan described above, or (B) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over.

    CANCELLATION AND NEW GRANT OF OPTIONS

    The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

    SPECIAL TAX

    The Plan Administrator may provide one or more holders of non-statutory options or unvested shares under the Discretionary Option Grant Program or the Stock Issuance Program with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable to such individuals upon the exercise of those options or vesting of those shares in order to satisfy the Federal and state income and employment tax withholding liability incurred by such individuals in connection with such exercise or vesting. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company's Common Stock in payment of such tax liability.

AUTOMATIC OPTION GRANT

    Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under such program will be made in strict compliance with the express provisions of the program, and stockholder approval of this Proposal will also constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

    Each individual who is first elected or appointed as a non-employee Board member, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 5,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company

    In addition, on the date of each Annual Stockholders each individual who will continue to serve as a non-employee Board member will be automatically granted a non-statutory stock option to purchase an additional 5,000 shares of Common Stock, provided he or she has served as a non-employee Board member for at least six (6) months.

    Each option grant under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date, and a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Each option will become exercisable for the option shares in four (4) equal and successive annual installments commencing six (6) months after the date of grant, provided the non-employee Board member continues to serve as a Board member.

    The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death or permanent disability. Should the optionee die while in Board service or within six months after his or her cessation of Board service, then the option will remain exercisable for a twelve-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. Should the optionee cease Board service by reason of permanent disability, then he or she will have a twelve-month period in which to exercise the option. In no event, however, may any option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which the option is exercisable at the time of his or her cessation of Board service.

    The shares subject to each automatic option grant will immediately vest should any of the following events occur during optionee's period of Board service: (i) the optionee's death or permanent disability or (ii) a Corporate Transaction or Change in Control. In addition, upon the successful completion of a Hostile Take-Over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share. Stockholder approval of this Proposal will also constitute pre-approval of each option granted with such a surrender right on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing provisions.

GENERAL PROVISIONS OF THE 1993 PLAN

    VALUATION

    The fair market value per share of Common Stock under the 1993 Plan on any relevant date will be the closing selling price on the date in question, as reported on the Nasdaq National Market. On March 13, 1998 the fair market value per share of the Common Stock determined on such basis was $48.00 per share

    AMENDMENT AND TERMINATION OF THE 1993 PLAN

    The Board may amend or modify the 1993 Plan in any or all respects whatsoever subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1993 Plan at any time, but in any event the 1993 Plan will terminate on December 31, 2003.

FEDERAL TAX CONSEQUENCES

    Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

    For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or disposition, then a disqualifying disposition of the purchased shares will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of a non-statutory option are subject to a substantial risk of forfeiture (such as the Company's right to repurchase unvested shares at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares), then the optionee will not recognize any taxable income at the time the option is exercised for such unvested shares but will have to report as ordinary income, as and when the shares vest, an amount equal to the excess of (a) the fair market value of the shares on the vesting date over (b) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (determined as if the unvested shares were not subject to the Company's repurchase right) and the exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares vest.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

    STOCK APPRECIATION RIGHTS. If an option granted with a tandem stock appreciation right is surrendered for an appreciation distribution, or if an option granted with a limited stock appreciation right is cancelled for an appreciation distribution, the recipient will generally realize ordinary income on the surrender or cancellation date, equal in amount to the appreciation distribution. The Company will be entitled to a deduction equal to the amount of such ordinary income.

    DIRECT STOCK ISSUANCE. The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with an exercise or issue price equal to 100% of the fair market value of the shares on the grant or issue date will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the option grants would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL REQUIRED

    The affirmative vote of a majority of the shares represented and voted at the Annual Meeting is required for approval of the amendment to the 1993 Plan. If stockholder approval of the amendments to the 1993 Plan is not obtained, then any options granted on the basis of the 350,000-share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. In addition, the non-employee Board members will not become eligible to participate in the Discretionary Option Grant or Stock Issuance Program, and any unvested shares repurchased by the Company at the option exercise price or direct issue paid per share will not be added back to the share reserve for reissuance. The 1993 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1993 Plan in effect prior to the amendments summarized in this Proposal No. Three, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants and direct stock issuances made under the 1993 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors believes that the amendments to the 1993 Plan are necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members.

    FOR THIS REASON, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE COMPANY'S 1993 STOCK OPTION/STOCK ISSUANCE PLAN, INCLUDING THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1993 PLAN BY AN ADDITIONAL 350,000 SHARES FROM 1,850,000 SHARES TO 2,200,000 SHARES.

              PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT AUDITORS

    The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

    In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

    Deloitte & Touche LLP has audited the Company's financial statements annually since 1988. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of stockholders to be held in 1999 must be received by December 2, 1998, in order to be included in the proxy statement and proxy relating to that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SHAWN M. O'CONNOR

                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          OPERATING OFFICER, CHIEF FINANCIAL
                                          OFFICER AND SECRETARY

April   , 1998

                                   EXHIBIT A
                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          QUICKRESPONSE SERVICES, INC.
                             A DELAWARE CORPORATION
                          (PURSUANT TO SECTION 242 OF
                     THE DELAWARE GENERAL CORPORATION LAW)

    The undersigned, H. Lynn Hazlett, HEREBY CERTIFIES AS FOLLOWS:

    FIRST: The name of the corporation (hereinafter called the "Corporation") is QuickResponse Services, Inc.

    SECOND: The Certificate of Incorporation of said Corporation, which was originally incorporated in Delaware on June 23, 1997 under the name QuickResponse Delaware, Inc., and whose name was corrected by Certificate of Correction on October 21, 1997 to the Corporation's current name of QuickResponse Services, Inc., is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First, the following new Article First:

        "FIRST: The name of this corporation is QRS Corporation."

    THIRD: The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Certificate of Incorporation this    day of May, 1998.

                                ------------------------------------------
                                 H. Lynn Hazlett, Chief Executive Officer

                                   APPENDIX B
                          QUICKRESPONSE SERVICES, INC.
                     1993 STOCK OPTION/STOCK ISSUANCE PLAN
                  (AS AMENDED AND RESTATED FEBRUARY 16, 1998)

                                  ARTICLE ONE
                                    GENERAL

I.  PURPOSE OF THE PLAN

    A. This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of QuickResponse Services, Inc., a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

    B. The Discretionary Option Grant and Stock Issuance Programs under this Plan became effective on the date on which the shares of the Corporation's Common Stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the Effective Date for those two programs. The Automatic Option Grant Program under this Plan became effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program.

    C. This Plan shall serve as the successor to the Corporation's amended and restated 1990 Stock Option Plan (the "1990 Plan"), and no further option grants or stock issuances shall be made under the 1990 Plan from and after the Effective Date of this Plan. All options outstanding under the 1990 Plan on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder.

II.  DEFINITIONS

    A. For purposes of the Plan, the following definitions shall be in effect:

    BOARD: the Corporation's Board of Directors.

    CODE: the Internal Revenue Code of 1986, as amended.

    COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

    COMMON STOCK: shares of the Corporation's common stock.

    CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

        a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange

    Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

        b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

    CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

        a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

        b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

        c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

    EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

    FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

        a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

        b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

    HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    OPTIONEE: any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

    PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

    PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

    PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

    TAKE-OVER PRICE: the GREATER of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

    The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

        Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.  STRUCTURE OF THE PLAN

    A. STOCK PROGRAMS. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Corporation's Board of Directors (the "Board") will receive at periodic intervals special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than eighty-five percent (85%) of the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, without any cash payment required of the recipient.

    B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.  ADMINISTRATION OF THE PLAN

    A. Both the Discretionary Option Grant Program and the Stock Issuance Program shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

    B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding option or share issuance thereunder.

    C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

V.  OPTION GRANTS AND STOCK ISSUANCES

    A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two or the Stock Issuance Program under Article Four are as follows:

        (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

        (ii) non-employee Board members; and

       (iii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

    B. Non-employee Board members shall also be eligible to receive automatic option grants pursuant to the provisions of Article Three.

    C. The Plan Administrator shall have full authority to determine, (I) with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (II), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

VI.  STOCK SUBJECT TO THE PLAN

    A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,200,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Effective Date, under the 1990 Plan as last approved by the Corporation's stockholders prior to such Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1990 Plan as last approved by the stockholders (estimated to be 722,000 shares in the aggregate), (ii) an increase of 128,000 shares authorized by the Board under this Plan as of the Effective Date, (iii) an additional increase of 500,000 shares authorized by the Board on February 27, 1995 and approved by the stockholders at the 1995 Annual Meeting, (iv) a further increase of an additional 500,000 shares authorized by the Board on February 16, 1996 and approved by the stockholders at the 1996 Annual Meeting and (v) an additional
increase of another 350,000 shares authorized by the Board on February     ,
1998, subject to stockholder approval at the 1998 Annual Meeting. To the extent one or more outstanding options under the 1990 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

    B. Should one or more outstanding options under this Plan (including outstanding options under the 1990 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, the shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two or Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

    C. In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate over the term of the Plan. However, any stock options, stock appreciation rights or direct stock issuances granted prior to January 1, 1994 shall not be taken into account for purposes of such limitation.

    D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per non-employee Board member under the Automatic Option Grant Program,
(iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1990 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   APPENDIX A
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                          QUICKRESPONSE SERVICES, INC.

     H. Lynn Hazlett and Shawn M. O'Connor or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of QuickResponse Services, Inc. (the "Company"') which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on May 5, 1998, and at any adjournments or postponements thereof as follows:

     1. The election of John P. Dougall, Philip Schlein and John Simon to the Board of Directors, for a term of three years, as described in the Proxy Statement.

          FOR     / /    AUTHORIZATION WITHHELD    / /

INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.

     2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name from QuickResponse Services, Inc. to QRS Corporation.

          FOR        / /         AGAINST      /  /        ABSTAIN      / /


     3. Proposal to approve a series of amendments to the Company's 1993 Stock Option/Stock Issuance Plan, including a 350,000-share increase to the number of shares of Common Stock authorized for issuance under the 1993 Stock Option/Stock Issuance Plan.

          FOR        /  /        AGAINST      / /         ABSTAIN     / /


     4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998:

          FOR       / /          AGAINST      /   /       ABSTAIN     / /


     5. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

     The Board of Directors recommends a vote FOR each of the above proposals. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS AND, AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. This proxy may be revoked at any time before it is voted.

I/WE DO     / /          OR DO NOT     / /        EXPECT TO ATTEND THIS MEETING.





     DATE:  _______________________, 1998


     ___________________________________
     (Signature)


     ___________________________________
     (Signature if held jointly)

     (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.